Ciena Corporation Q3 fiscal 2019 Investor Presentation Quarterly Period ended July 31, 2019 September 5, 2019 Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary.

Forward-looking statements and non-GAAP measures Information in this presentation and related comments of presenters contain a number of forward-looking statements. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include Ciena’s long-term financial targets, prospective financial results, return of capital plans, business strategies, expectations about its addressable markets and market share, and business outlook for future periods, as well as statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future. Often, these can be identified by forward-looking words such as “target” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “plan,” “predict,” “potential,” “project, “continue,” and “would” or similar words. Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs and duties; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena’s Quarterly Report on Form 10-Q to be filed with the SEC and Ciena’s Annual Report on Form 10-K filed with the SEC on December 21, 2018. All information, statements, and projections in this presentation and the related earnings call speak only as of the date of this presentation and related earnings call. Ciena assumes no obligation to update any forward-looking or other information included in this presentation or related earnings calls, whether as a result of new information, future events or otherwise. In addition, this presentation includes historical, and may include prospective, non-GAAP measures of Ciena’s gross margin, operating expense, operating profit, EBITDA, net income, and net income per share. These measures are not intended to be a substitute for financial information presented in accordance with GAAP. A reconciliation of non-GAAP measures used in this presentation to Ciena’s GAAP results for the relevant period can be found in the Appendix to this presentation. Additional information can also be found in our press release filed this morning and in our reports on Form 10-Q filed with the Securities and Exchange Commission. Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 2

Achieving balanced growth Driving the pace of innovation Delivering shareholder value • Non-telco represented 41% of total • TTM Adjusted R&D* investment was revenue $527.0 million • Direct web-scale contributed over 26% • WaveLogic Ai has 128 total customers of total revenue with 16 new wins in Q3 • EMEA revenue up 39% YoY • Waveserver has 142 customers with 8 • NA revenue up 24% YoY, with telco new wins in Q3 and web-scale growth * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 3

Q3 fiscal 2019 financial highlights Adjusted Operating Margin* * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 4

Q3 fiscal 2019 comparisons (year-over-year) Revenue Adj. Gross Margin* Adj. Operating Margin* (in millions) Q3'18 Q3'19 Q3'18 Q3'19 Q3'18 Q3'19 44.7% 16.2% $960.6 43.4% 14.0% $818.8 Adj. EBITDA* Adj. EPS* (in millions) Q3'18 Q3'19 Q3'18 Q3'19 $0.71 $178.0 $0.48 $136.1 Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. 5

Revenue by segment (Amounts in millions) Q3 FY 2019 Q3 FY 2018 Revenue %** Revenue %** $1,000.0 44.7% 50.0% 44.7% Networking Platforms 43.4% 43.9% $900.0 42.2% 45.0% Converged Packet Optical $724.3 75.4 $592.8 72.4 $800.0 40.0% Packet Networking 71.8 7.5 84.6 10.4 $700.0 35.0% Total Networking Platforms 796.1 82.9 677.4 82.8 $600.0 30.0% Software & Software-Related Services $500.0 25.0% Platform Software and Services 37.3 3.9 36.8 4.5 Blue Planet Automation Software and $400.0 20.0% 16.2% Services 10.5 1.1 4.4 0.5 14.0% 13.9% $300.0 12.7% 15.0% Total Software & Software- 9.6% $200.0 10.0% Related Services 47.8 5.0 41.2 5.0 Global Services $100.0 5.0% Maintenance Support and Training $0.0 0.0% 65.9 6.9 60.9 7.4 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Installation and Deployment 39.8 4.1 31.3 3.8 Networking Platforms Software & Software-Related Services Consulting and Network Design 11.0 1.1 8.0 1.0 Global Services Adj. Gross Margin* * Total Global Services Adj. Operating Margin 116.7 12.1 100.2 12.2 Total $960.6 100.0% $818.8 100.0% * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. ** Denotes % of total revenue Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 6

Continued strength derived from non-telco revenue* Q3 FY 2019 Direct Webscale Cable Gov't, R&E & Enterprise 45% 40% 7% 35% 7.2% Direct Webscale 11% 8% 30% 8% 8% 7% 25% Cable 6% 7% 6.7% 9% 7% 20% 26.5% Gov't, R&E, Enterprise 15% 27% 10% 21% 21% 17% 19% 5% 0% Q3 FY2018 Q4 FY2018 Q1 FY2019 Q2 FY2019 Q3 FY2019 *represents 41% of total revenue Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 7

Revenue by geographic region Q3 FY 2019 North America EMEA CALA APAC $1,000.0 $900.0 14% $800.0 19% 16% 4% North America 21% 4.1% 14.1% $700.0 6% 17% 5% 18% 3% 4% 13% Europe, Middle East $600.0 14% and Africa 15% 17% 17.6% Caribbean and Latin $500.0 64.2% America (Inmillions) $400.0 Asia Pacific $300.0 64% 62% 67% 61% 62% $200.0 $100.0 $- Q3 FY2018 Q4 FY2018 Q1 FY2019 Q2 FY2019 Q3 FY2019 Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 8

Q3 fiscal 2019 balance sheet and operating metrics DSO Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 9

Returning value to shareholders through strong capital allocation priorities Adj. R&D* R&D % Rev $50.0 $500.0 17% $45.0 $40.0 $480.0 16% $35.0 $460.0 15% $30.0 $440.0 14% $25.0 $420.0 13% $20.0 $15.0 $400.0 12% $10.0 $380.0 11% $5.0 $360.0 10% $0.0 2015 2016 2017 2018 Q3 FY18 Q4 FY18 Q1 FY19 Q2 FY19 Q3 FY19 * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 10

Delivering consistent and differentiated financial performance Normalized Revenue Normalized Adjusted OM Ciena Industry Avg1 Ciena Industry Avg1 1.60 3.00 2.50 1.40 2.00 1.20 1.50 1.00 1.00 0.50 0.80 0.00 2014 2015 2016 2017 2018 2014 2015 2016 2017 2018 *Industry Average: ACIA, ADTN, ADVA, CSCO, INFN¹, JNPR and NOKIA IP Networks segment 1. INFN Q4 2018 revenue and adjusted OM exclude Coriant; Coriant adjusted OM is based on the assumption that Coriant had flat GM% and fixed OPEX in 2018 Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 11

Delivering profitability and total shareholder return Adjusted EPS 1YR Stock Return* 22.3% CAGR $1.39 60.00% $1.14 40.00% $0.93 20.00% 0.00% -20.00% -40.00% -60.00% FY2016 FY2017 FY2018 Ciena Acacia Cisco Nokia ADVA Juniper ADTRAN Infinera *1 year represents 8/22/18-8/22/19 Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 12

Business outlook and long-term targets Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 13

Our extraordinary fiscal 2019 performance is driven by a combination of strategic execution and favorable dynamics Continued strategic execution • Favorable competitive dynamics • Customer trust in Ciena and strong relationships • Subscale vendors struggle financially and with innovation • Web-scale providers pursue quality products and a strong • Larger competitors face roadmap competing investment priorities • Service providers seek strong, • Web-scale spending has outpaced the long-term partners overall market • Tier 1 service provider wins at a higher rate • Diversification as a result of broad based geographies, market verticals and customers All the above is resulting in intensified share gains Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 14

Long-term financial targets1 Execution of our strategy will drive top-line growth, profitability and cash generation 1 Projections or outlook with respect to future operating results are only as of December 13, 2018, the date presented on the related earnings call. Actual results may differ materially from these forward looking statements. Ciena assumes no obligation to update this information, whether as a result of new information, future events or otherwise. Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 15

Long-term financial targets* Optical Systems Attached Services Packet Networking Blue Planet *Projections or outlook with respect to future operating results are only as of December 13, 2018, the date presented on the related earnings call. Actual results may differ materially from these forward looking statements. Ciena assumes no obligation to update this information, whether as a result of new information, future events or otherwise. 1Projection indicates annual target for Ciena’s Blue Planet Automation software and services business in fiscal 2021 Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 16

Q3 fiscal 2019 appendix Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 17

Q3 FY 2019 Q2 FY 2019 Q1 FY 2019 Q4 FY 2018 Q3 FY 2018 GAAP gross profit $424,352 $374,677 $323,341 $398,075 $351,543 Share-based compensation-products 781 702 637 705 783 Share-based compensation-services 783 907 770 651 618 Amortization of intangible assets 3,303 3,303 3,418 2,957 2,534 Total adjustments related to gross profit 4,867 4,912 4,825 4,313 3,935 Adjusted (non-GAAP) gross profit $429,219 $379,589 $328,166 $402,388 $355,478 Adjusted (non-GAAP) gross margin 44.7% 43.9% 42.2% 44.7% 43.4% Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 18

Operating Expense Reconciliation
(Amounts in thousands)

	Q3 FY 2019	Q2 FY 2019	Q1 FY 2019	Q4 FY 2018	Q3 FY 2018
GAAP operating expense	$299,051	$294,357	$275,398	$302,205	$266,269
Share-based compensation-research and development	3,560	4,083	3,391	3,385	3,082
Share-based compensation-sales and marketing	4,192	4,346	3,785	3,741	3,417
Share-based compensation-general and administrative	5,813	5,491	5,112	5,588	4,538
Amortization of intangible assets	5,529	5,529	5,528	4,654	3,837
Significant asset impairments and restructuring costs	5,355	4,068	2,273	1,460	6,359
Acquisition and integration costs, excluding share-based compensation	1,362	1,135	1,608	3,778	1,333
Legal settlement	-	-	137	1,929	2,753
Total adjustments related to operating expense	$25,811	$24,652	$21,834	$24,535	$25,319
Adjusted (non-GAAP) operating expense	**$273,240**	**$269,705**	**$253,564**	**$277,670**	**$240,950**

Income from Operations Reconciliation
(Amounts in thousands)

	Q3 FY 2019	Q2 FY 2019	Q1 FY 2019	Q4 FY 2018	Q3 FY 2018
GAAP income from operations	$125,301	$80,320	$47,943	$95,870	$85,274
Total adjustments related to gross profit	4,867	4,912	4,825	4,313	3,935
Total adjustments related to operating expense	25,811	24,652	21,834	24,535	25,319
Total adjustments related to income from operations	30,678	29,564	26,659	28,848	29,254
Adjusted (non-GAAP) income from operations	**$155,979**	**$109,884**	**$74,602**	**$124,718**	**$114,528**
Adjusted (non-GAAP) operating margin	**16.2%**	**12.7%**	**9.6%**	**13.9%**	**14.0%**

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Net Income Reconciliation
(Amounts in thousands)

	Q3 FY 2019	Q2 FY 2019	Q1 FY 2019	Q4 FY 2018	Q3 FY 2018
GAAP net income	$86,749	$52,738	$33,616	$63,977	$50,840
Exclude GAAP provision (benefit) for income taxes	30,198	17,867	9,139	(10,224)	19,280
Income before income taxes	116,947	70,605	42,755	53,753	70,120
Total adjustments related to income from operations	30,678	29,564	26,659	28,848	29,254
Loss on extinguishment and modification of debt	-	-	-	13,887	-
Non-cash interest expense	-	-	-	727	793
Change in fair value of debt conversion liability	-	-	-	12,070	-
Adjusted income before income taxes	147,625	100,169	69,414	109,285	100,167
Non-GAAP tax provision on adjusted income before income taxes	35,282	23,940	16,590	28,272	25,913
Adjusted (non-GAAP) net income	**$112,343**	**$76,229**	**$52,824**	**$81,013**	**$74,254**
Weighted average basic common shares outstanding	155,488	156,170	156,314	143,659	143,400
Weighted average dilutive potential common shares outstanding[1]	157,455	158,289	158,174	157,745	159,998

Net Income per Common Share

	Q3 FY 2019	Q2 FY 2019	Q1 FY 2019	Q4 FY 2018	Q3 FY 2018
GAAP diluted net income per common share	$ 0.55	$ 0.33	$ 0.21	$ 0.34	$ 0.34
Adjusted (Non-GAAP) diluted net income per common share	**$ 0.71**	**$ 0.48**	**$ 0.33**	**$ 0.53**	**$ 0.48**

1. Weighted average dilutive potential common shares outstanding used in calculating adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2019 includes 2.0 million shares underlying certain stock options and stock unit awards.

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Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) Q3 FY 2019 Q2 FY 2019 Q1 FY 2019 Q4 FY 2018 Q3 FY 2018 Net income (GAAP) $ 86,749 $ 52,738 $ 33,616 $ 63,977 $ 50,840 Add: Interest expense 9,404 9,471 9,441 14,873 13,611 Less: Interest and other income (loss), net 1,050 (244) 4,253 (13,357) (1,543) Add: Loss on extinguishment and modification of debt - - - (13,887) - Add: Provision (benefit) for income taxes 30,198 17,867 9,139 (10,224) 19,280 Add: Depreciation of equipment, building, furniture and fixtures, and amortization 22,076 21,482 21,513 21,110 21,704 of leasehold improvements Add: Amortization of intangible assets 8,832 8,832 8,947 7,611 6,371 EBITDA $ 156,209 $ 110,634 $ 78,403 $ 124,591 $ 113,349 Add: Share-based compensation cost 15,084 15,607 13,755 14,076 12,337 Add: Significant asset impairments and restructuring costs 5,355 4,068 2,273 1,460 6,359 Add: Acquisition and integration costs 1,362 1,135 1,608 3,778 1,333 Add: Legal settlement - - 137 1,929 2,753 Adjusted EBITDA $ 178,010 $ 131,444 $ 96,176 $ 145,834 $ 136,131 Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary. 21

Thank You Copyright © Ciena Corporation 2019. All rights reserved. Confidential & Proprietary.